Exhibit 10.3
SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of November 23, 2022, is entered into by and between UMB BANK, N.A. (“Senior Creditor”), and Tattooed Chef, Inc., a Delaware corporation (the "Subordinate Creditor"), and is acknowledged and consented to by ITTELLA INTERNATIONAL, LLC., a California limited liability company ("Company"), with reference to the following facts:

RECITALS

1.Reference is made to the Amended and Restated Loan and Security Agreement dated as of June 30, 2022, between Company and Senior Creditor (the “Senior Creditor Financing Agreement”), pursuant to which Senior Creditor has provided Company with certain credit facilities. To secure its obligations to Senior Creditor under the Senior Creditor Financing Agreement and the other Loan Documents (executed by Company in connection with and as defined in the Senior Creditor Financing Agreement), Company granted Senior Creditor a security interest in all "Collateral" (as defined in the Senior Creditor Financing Agreement) which includes all of Company's personal property.

2.Company is obligated to Subordinate Creditor pursuant to that certain Subordinated Note dated November 23, 2022 in the original principal amount of Five Million Dollars ($5,000,000) (the "Subordinated Note").

3.Senior Creditor and the Subordinate Creditor desire to agree as to the relative priority of their respective rights to receive payment from Company, the relative priority of their respective security interests in the personal property of Company, and certain other rights, priorities, and interests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, Senior Creditor and the Subordinate Creditor hereby agree as follows, and Company hereby acknowledges and consents to the following:

1.Definitions. As used herein, the following initially capitalized terms shall have the respective indicated definitions:

“Agreement” means this Subordination Agreement, as it may be amended, supplemented, or modified from time to time in accordance with the provisions hereof.
“Claims” means the Senior Creditor Claim and/or the Subordinate Creditor Claim. “Credit Documents” means, collectively, the Senior Creditor Financing Agreements and the Subordinate Creditor Financing Agreements.

“Creditor” means either or both of Senior Creditor, on the one hand, and the Subordinate Creditor on the other hand.

"Enforcement Action" means any action with respect to Company to (i) collect, enforce or receive payment upon, by setoff or in any other manner, all or any portion of the Subordinate Creditor Claim now or hereafter existing; (ii) sell, assign, transfer, pledge or give a security interest in the Subordinate Creditor Claim; (iii) enforce or apply, or foreclose upon, or commence any foreclosure proceeding against, any Collateral or other security, now or hereafter existing for the Subordinate Creditor Claim; (iv) commence, prosecute, or participate in any administrative, legal or equitable action (including seeking appointment of a receiver) against any Company; (v) join in any petition for bankruptcy, assignment for the benefit of creditors or creditors' agreement against Company; or (vi) cause Company to make any loans or distributions.

“Personal Property Collateral” means any existing or hereafter acquired personal property of Company, whether tangible or intangible, including, without limitation, accounts, chattel paper, deposit accounts, commercial tort claims, letter-of-credit rights, documents, equipment, fixtures, general intangibles (including any and all payment intangibles and copyrights, patents, trademarks, trade names and other intellectual property), instruments, inventory and investment property, together with all Proceeds of the foregoing, and includes all "Collateral" as defined in the Senior Creditor Financing Agreement.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of Company.

“Proceeds” has the meaning given such term by Article 9 of the UCC and case law interpreting and defining such term, and shall include insurance proceeds.

“Senior Creditor Claim” means any and all present and future claims of Senior Creditor against Company, arising out of or pursuant to the Senior Creditor Financing Agreements and any interest thereon (including interest which accrues after the filing of a case under the United States Bankruptcy Code even if such interest is not enforceable against Company), including any loan fees, any reimbursable lender expenses, any contingent liabilities of Company owed to Senior Creditor whether with respect to indemnities or otherwise (but excluding any contingent liabilities in respect of indemnification or expense reimbursement obligations that remain inchoate at a time of determination of the relative rights of Senior Creditor and the Subordinate Creditor under this Agreement), and any costs of enforcement actions, including reasonable attorneys’ fees and costs.

“Senior Creditor Financing Agreements” means, collectively, the Senior Creditor Financing Agreement and all other Loan Documents (entered into in connection with and as defined in the Senior Creditor Financing Agreement), and any and all future amendments, modifications, extensions, supplements, restatements or replacements to or of any of the foregoing.

“Subordinate Creditor Claim” means any and all present and future claims of the Subordinate Creditor against Company based upon or arising out of the Subordinate Creditor Financing Agreements, including, without limitation, those claims evidenced by the Subordinated Note and any interest thereon (including interest which accrues after the filing of a case under the United States Bankruptcy Code), including any loan fees, any make-whole premiums, any reimbursable lender expenses any contingent liabilities of Company owed to the Subordinate Creditor based upon or arising out of the Subordinate Creditor Financing Agreements, and any costs of enforcement actions related thereto, including reasonable attorneys’ fees and costs.

“Subordinate Creditor Financing Agreements” means, collectively, the Subordinated Note and all other agreements entered into in connection with the Subordinated Note, and any and all future amendments, modifications, extensions, supplements, restatements or replacements to or of the foregoing.
“UCC” means the Uniform Commercial Code in effect in the State of California from time to time, except with respect to the perfection of any security interest, in which case the term “UCC” shall refer to the Uniform Commercial Code of the jurisdiction which governs the perfection of such security interest.

2.Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the terms “include,” “includes,” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words

“hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified. All terms used herein and not separately defined shall have the meanings ascribed thereto in the UCC.

3.Subordinate Creditor Claim to be Unsecured. Subordinate Creditor represents and warrants that it does not hold any security interest in or lien on the Collateral as of the date of this Agreement, and covenants and agrees that it shall not request, take or otherwise obtain any security interest in any of the Collateral or other assets or properties of any Company. In the event and to the extent that Subordinate Creditor takes or obtains any security interest in contravention of this Section 3, such security interest shall be and remain junior and subordinate to the security interests which Senior Creditor has or may hereafter acquire in the Collateral or other assets or properties of any Company.

4.Senior Creditor Collateral Enforcement. Subordinate Creditor shall not take any Enforcement Action against Company without first having obtained the written consent of Senior Creditor. Subordinate Creditor shall not take any action to restrain, enjoin, or otherwise impede Senior Creditor's prosecution of any action against Company.

5.Subordination of Payments and Unsecured Creditors Remedies.

(a)The Subordinate Creditor Claim is hereby subordinated in right of payment and enforcement and subject to the Senior Creditor Claims as set forth herein.

(b)If the Company is, or the payment of principal or interest or any other amounts under the Subordinated Note would cause the Company to be, in an event of default, event of termination, breach or violation of any material covenant or agreement under the Senior Creditor Financing Agreements, neither principal nor interest nor any other amounts under Subordinated Note will be payable; provided however, interest will continue to accrue on Subordinated Note, until such time as the Company no longer is, or the payment of principal or interest or such other amount on the Subordinated Note will no longer cause the Company to be, in violation of any such covenant, agreement or prohibition.

(c)Notwithstanding anything to the contrary, the Subordinate Creditor may file a proof of claim in bankruptcy or insolvency proceedings involving Company, which proof of claim shall indicate the Subordinate Creditor's subordination hereunder; provided, however, in the event the Subordinate Creditor fails to file such proof of claim at least 30 days prior to the applicable bar date, Senior Creditor may, but shall not be required to, file a claim on behalf of the Subordinate Creditor.

(d)In the event of any assignment for the benefit of creditors by Company, or any bankruptcy proceedings instituted by or against Company, or the appointment of any receiver, and in all such cases respectively, any assignee, trustee in bankruptcy, receiver and other person or persons in charge are hereby directed to pay to Senior Creditor the full amount of the Senior Creditor Claim before making any payments to the Subordinate Creditor with respect to the Subordinate Creditor Claim.

(e)If Subordinate Creditor shall receive any payment or other rights in any property in violation of this Agreement, Subordinate Creditor shall be deemed to have received such payment or property in trust for Senior Creditor and immediately shall deliver and transfer such payment or property to Senior Creditor, in kind with all necessary endorsements. To the extent such payments are turned over to Senior Creditor, such payments by Company will not reduce the outstanding balance of the Subordinate Creditor Claim.

6.Administration of Senior Creditor Claim. The Subordinate Creditor agrees that Senior Creditor, in the course of administering extensions of credit to Company, or in exercising its rights or remedies with respect to any Senior Creditor Claim, may from time to time in its discretion release proceeds of accounts receivable or other Personal Property Collateral to the Company or otherwise deal with such Personal Property Collateral and any other property or assets of the Company, provided, however, that Senior Creditor shall provide notice of any such disposition, as well as an accounting of the application of the proceeds of such disposition, to Subordinate Creditor promptly, and in any event not more than thirty (30) days after such disposition. The Subordinate Creditor further agrees that Senior Creditor has complete discretion in, and shall not be liable in any manner to the Subordinate Creditor for, determining how, when and in what manner Senior Creditor administers credit extensions to the Company or exercises any rights or remedies with respect to, or forecloses or otherwise realizes upon, any Personal Property Collateral. Without in any way limiting the foregoing, the Subordinate Creditor specifically acknowledges and agrees that Senior Creditor may take such action as it deems appropriate to enforce the Senior Creditor Claim or any Personal Property Collateral therefor, whether or not such action is beneficial to the interest of the Subordinate Creditor. In order for Senior Creditor to enforce its rights in the Personal Property Collateral, there shall be no obligation on the part of Senior Creditor, at any time, to resort for payment of the Senior Creditor Claim to any obligor thereon or guarantor thereof, or to any other person or entity, their properties or estates, or to resort to any other rights or remedies whatsoever, and Senior Creditor shall have the right to foreclose or otherwise realize upon any Personal Property Collateral irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

7.Waiver of Marshaling. The Subordinate Creditor hereby waives and renounces any rights under any applicable statutes which it may have, whether at law or in equity, to require Senior Creditor to marshal collateral, or any portion thereof, or otherwise to seek satisfaction from any particular assets or properties of Company or from any third party.

8.Release of Personal Property Collateral by Subordinate Creditor. The Subordinate Creditor hereby agrees that, in connection with any foreclosure, sale or other disposition of any Personal Property Collateral or any portion thereof (including any voluntary sale or other disposition by the Company), the lien (if any) of the Subordinate Creditor on such Personal Property Collateral shall automatically be released if, when and to the same extent that Senior Creditor releases its lien on such Personal Property Collateral. The Subordinate Creditor agrees to execute and deliver such instruments and do such other acts as Senior Creditor may deem necessary or proper to carry out more effectively the foregoing and, if requested by Senior Creditor, the Subordinate Creditor agrees to execute and deliver one or more lien release instruments at any time to be held by Senior Creditor (and Senior Creditor is hereby irrevocably authorized to complete and record, or file, as appropriate, any and all such lien release instruments at the time of any such foreclosure, sale, or other disposition, provided that Senior Creditor shall provide Subordinate Creditor notice of Senior Creditor’s intent to record or file any such lien release at least five (5) business days before doing so). Nothing herein or otherwise set forth in this Agreement is intended to prejudice the rights of Subordinate Creditor in the proceeds of Personal Property Collateral to the extent that the proceeds of the sale of Personal Property Collateral are sufficient to repay in full the Senior Creditor Claim and there remain proceeds available to be applied to the Subordinate Creditor Claim in accordance with the payment priorities set forth herein.

9.Independent Credit Investigations. Neither Creditor, nor any director, officer, agent or employee of either Creditor, shall be responsible to the other Creditor or to any other person or entity for: (i) the solvency, creditworthiness or financial condition of either of the Company or the ability of either of the Company to repay any of the Claims; (ii) the accuracy of any recitals, statements, representations or warranties of the Company, whether oral or written; or (iii) the validity, sufficiency, enforceability or perfection of the Claims or the Credit Documents, or any lien or security interest granted by the Company to either Creditor in connection therewith. Each Creditor has entered into its respective financing agreements with Company based upon its own independent investigation and makes no warranty or representation to the other Creditor, nor does it rely upon any representation of the other Creditor, with respect to matters identified or referred to in this Section 9.

10.Amendments, Modifications and Increases. Except as specifically set forth in the Agreement, each Creditor may enter into future amendments or modifications of its Credit Documents with Company or may decrease or increase the credit facilities made available by it to Company without in any way affecting the rights and obligations of the Creditors under this Agreement.

11.Termination. This Agreement is a continuing agreement, and, unless both Creditors have specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects until the earlier of (a) such time as the Senior Creditor Claims are paid or otherwise satisfied in full and Senior Creditor has no further commitment to extend credit to Company, or (b) such time as the Subordinate Creditor Claims are paid or otherwise satisfied in full, the Subordinate Creditor have no further commitment to extend credit facilities to Company, and the Subordinate Creditor have released or terminated their liens and security interests in the Personal Property Collateral.

12.Proceedings.

(f)Subordinate Creditor agrees that in the event of any Proceeding by or against Company, Senior Creditor may consent (and if Senior Creditor consents, Subordinate Creditor will be deemed to have consented, and shall not be entitled to object) to the use of cash collateral or provide post-petition financing to debtors on such terms and conditions and in such amounts as Senior Creditor, in its sole discretion, may decide and that, in connection with such cash collateral usage or such financing, debtors (or a trustee appointed for its estate) may grant to Senior Creditor or its agent liens and security interests upon all assets of debtors, which liens and security interests may secure payment of the Senior Creditor Claim, whether such Senior Creditor Claim arose prior to the filing of the petition for relief or arose thereafter, and which liens and security interests and which post-petition financing may be superior in priority to the Subordinate Creditor Claim, and Senior Creditor may agree (and if Senior Creditor agrees, Subordinate Creditor will be deemed to have agreed) to any “carve-out” from the collateral or other similar administrative priority expenses being paid prior to the Lending Parties’ claims.

(g)Subordinate Creditor will not assert any right it may have to "adequate protection" of its interest in any security it may have (except to the extent of seeking and obtaining any replacement security interests on property of Obligors or the debtor-in-possession in any such Proceeding on a basis subordinate to Senior Creditor and Senior Creditor's security interest in any such property) and will not seek to have the automatic stay lifted with respect to such security without the prior written consent of Senior Creditor.

(h)Subordinate Creditor will not, in or in connection with, any Proceeding, file any pleadings, claims or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in respect of any item of Collateral, including, without limitation, with respect to the determination of any liens, security interests or claims held by Senior Creditor (including the validity and enforceability thereof) in the Collateral or the value of any claims of Senior Creditor under section 506(a) of the Bankruptcy Code or otherwise in respect of its Collateral; provided that Subordinate Creditor may file a proof of claim in any Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations provided herein.

(i)Subordinate Creditor shall not support or vote in favor of any plan of reorganization (and it shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) provides that the Senior Creditor Claim is Paid in Full, or (ii) Senior Creditor votes in favor of such plan.

(j)Unless Senior Creditor consents in writing, such Subordinate Creditor will not contest, protest or object, and will be deemed to have consented pursuant to section 363(f) of the Bankruptcy Code, to a disposition of any of the debtor’s property free and clear of liens or other interests under section 363 of the Bankruptcy Code if Senior Creditor consents in writing to such disposition.

(k)Subordinate Creditor waives:

a.    any claim it may hereafter have against Senior Creditor arising out of any cash collateral or financing arrangement or out of any grant of a securing interest in connection with the Collateral in any Proceeding, and

b.    any right to assert or enforce any claim under section 506(c) or 552 of the Bankruptcy Code as against Senior Creditor or any of the Collateral, and

c.    any claim or cause of action that Obligors may have against Senior Creditor.

(l)The grants of liens pursuant to the Loan Documents shall constitute two separate and distinct grants. Because of, among other things, their differing rights in the AE Properties Collateral, the claims of Subordinate Creditor, to the extent deemed to be “secured claims” within the meaning of section 506(b) of the Bankruptcy Code, are fundamentally different from the claims of the Senior Creditor and must be separately classified in any plan of reorganization in any Proceeding. Subordinate Creditor will not seek in any Proceeding to be treated as part of the same class of creditors as Senior Creditor and will not oppose or contest any pleading by Senior Creditor seeking separate classification of their respective secured claims.

(m)This Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of any Proceeding. All references in this Agreement to Obligors will include such person as a debtor-in-possession and any receiver or trustee for such person in any Proceeding.

13.Voided Payment on Senior Creditor Claim. To the extent that any payment made on the Senior Creditor Claim is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or Federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment that portion of the Senior Creditor Claim which had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from Senior Creditor, an Event of Default (as defined in the Senior Creditor Financing Agreement) shall be deemed to have occurred and to be continuing from the date of the initial receipt by Senior Creditor of such Voided Payment until the full amount of such Voided Payment is fully and finally restored to Senior Creditor and until such time, this Agreement shall be in full force and effect.

14.Avoidance of Senior Creditor Security Interests. The lien subordination set forth in this Agreement shall be null, void and of not force or effect in the event any court of competent jurisdiction enters any final order, judgment or decree finding (a) that the Senior Creditor Claims (including, without limitation, the Senior Creditor’s rights under the Senior Creditor Financing Agreements) are unenforceable or should be subordinate to the rights of other creditors of the Company or (b) that the security interests granted to Senior Creditor under the Senior Creditor Financing Agreements are unenforceable or subject to avoidance; provided, however, if Subordinate Creditor receives any distribution, payment or property as a result of such subordination, determination of unenforceability or avoidance, Subordinate Creditor shall be deemed to have received such distribution, payment or property in trust for Senior Creditor and immediately shall deliver and transfer such payment or property to Senior Creditor, in kind with all necessary endorsements.

15.Notices. All notices hereunder shall be effective upon receipt, shall be in writing, and shall be sent by facsimile, certified or registered U.S. mail, Federal Express overnight courier (or the equivalent), or hand delivery by a reputable and reliable professional courier service, as follows:

If to Senior Creditor:

UMB Bank, N.A.
333 South Grand Ave. Suite #2200
Los Angeles, CA 90071-1504
Atten: Portfolio Manager, Urgent

If to the Subordinate Creditor:

Tattooed Chef., Inc.
Attention: Salvatore Galletti
6305 Alondra Blvd.
Paramount, CA 90723

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other, provided that any address for notice shall be a physical address (and not a post office box). All notices or demands sent in accordance with this Section 15 shall be deemed received on the earlier of the date of actual receipt or three (3) business days after being deposited in the mail or one (1) business day after deposit thereof with an overnight delivery service. The failure to send a copy of notice to the individuals who are shown above as being required to receive copies shall not invalidate or otherwise affect the validity of a notice that is otherwise effectively given.

16.No Default. Senior Creditor acknowledges and agrees that Borrower’s issuance of the Subordinated Note to Subordinate Creditor shall not constitute a default under the Senior Creditor Financing Agreement. For avoidance of doubt, Senior Lender shall not call any of Borrower’s payment obligations under the Senior Creditor Financing Agreement due as a result of TTCF’s issuance of the Junior Creditor Note, and further agrees not to demand repayment of obligations under the Senior Creditor Financing Agreement from the proceeds lent by Subordinate Creditor to Borrowers under the Subordinated Note.

17.No Benefit to Third Parties. The terms and provisions of this Agreement shall be for the sole benefit of Senior Creditor and the Subordinate Creditor and their respective successors and permitted assigns, and no other person, firm, entity, or corporation (including Company) shall have any right, benefit, priority, or interest under, or because of this Agreement.

18.Governing Law. This Agreement shall be governed as to validity, interpretation, enforcement, and effect by the internal laws of the State of California, without regard to principles of conflicts of law. The foregoing notwithstanding, the validity of any security interest of the Creditors, the perfection of any lien or security interests of the Creditors, the avoidability or non-avoidability of such lien or security interest, and the methods and procedures of enforcement and foreclosure of such lien or security interest, shall be governed by otherwise applicable law without regard to the choice of law provision of this Agreement.

19.Further Assurances. The parties hereto agree to execute and deliver such other documents and to take such action as reasonably may be required to carry out the purposes and intent of this Agreement, including the execution of releases and termination statements.

20.Attorneys' Fees. If any legal action or proceeding is brought by any party hereto to enforce or construe a provision of this Agreement, the unsuccessful party in such action or proceeding, shall pay all of the reasonable attorneys’ fees and costs incurred by the prevailing party.

21.Modifications in Writing. No amendment, modification, supplement, termination, consent, or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Creditors. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

22.Waivers; Failure or Delay. No failure or delay on the part of either Creditor in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right, power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

23.Headings. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

24.Severability of Provisions. Any provision of this Agreement which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

25.Complete and Integrated Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete and integrated statement of the terms and conditions of their agreement.

26.Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and assigns of each Creditor.

27.Legends. Subordinate Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Notes, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of November 23, 2023 between UMB Bank, N.A. (“Senior Creditor”) and Tattooed Chef, and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

28.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument.

29.WAIVER OF TRIAL BY JURY. THE PARTIES HERETO, TO THE FULLEST EXTENT THEY MAY LEGALLY DO SO, HEREBY KNOWINGLY, EXPRESSLY, AND VOLUNTARILY WAIVE AND RELINQUISH ANY RIGHT TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE FULLEST EXTENT THEY MAY LEGALLY DO SO, SUCH PARTIES HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO A WAIVER OF ITS OR THEIR RIGHT TO A TRIAL BY JURY.

30.Judicial Reference. The parties to this Agreement prefer that any dispute between or among them be resolved in litigation subject to a jury trial waiver as set forth in Section 29. If, however, under then applicable California law a pre-dispute jury trial waiver of the type provided for in Section 29 is unenforceable the parties dispute will be resolved in accordance with the terms of the California Judicial Reference Agreement of even date herewith.

[Signature Page Follows]

IN WITNESS WHEREOF, Senior Creditor and the Subordinate Creditor have executed this Agreement by their respective duly authorized officers as of the date first above written.

SENIOR CREDITOR
UMB BANK, N.A.

By: /s/ Xavier Gannon
Name: Xavier Gannon
Title: SVP/Client Manager

SUBORDINATE CREDITOR
TATTOOED CHEF, INC.

By: /s/ Stephanie Dieckmann
Name: Stephanie Dieckmann
Title:      Chief Financial Officer

ACKNOWLEDGMENT OF THE COMPANY

By executing this Agreement, Company agrees to be bound by the provisions hereof. Company further agrees that the terms of this Agreement shall not give Company any substantive rights vis-a-vis Senior Creditor or Subordinate Creditor. If Senior Creditor, on the one hand, or the Subordinate Creditor, on the other hand, shall enforce their rights or remedies in violation of the terms of this Agreement, Company agrees that it shall not have the right to assert such violation as a defense against Senior Creditor or the Subordinate Creditor, as applicable, or to assert such violation as a counterclaim or basis for set-off or recoupment.

COMPANY
ITTELLA INTERNATIONAL, LLC

By: /s/ Stephanie Dieckmann
Name: Stephanie Dieckmann
Title:      Chief Financial Officer